Exhibit 99.2

EXECUTION COPY

U.S. $3,750,000,000

FIVE YEAR
CREDIT AGREEMENT

Dated as of June 3, 2019

among

PEPSICO, INC.,
as Borrower,

THE LENDERS NAMED HEREIN,

CITIBANK, N.A.,
as Administrative Agent,

JPMORGAN CHASE BANK, N.A.
and
BANK OF AMERICA, N.A.,
as Syndication Agent,

CITIBANK, N.A.,
JPMORGAN CHASE BANK, N.A.
and
BOFA SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

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ii

Schedules
Schedule I	Agent’s Address and Sub-Agent’s Address

Exhibits

Exhibit A	Form of Revolving Credit Note
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Assignment and Assumption
Exhibit D	Form of Designation Letter
Exhibit E	Form of Termination Letter

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FIVE YEAR CREDIT AGREEMENT

Dated as of June 3, 2019

PEPSICO, INC., a North Carolina corporation (the “Company”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on the signature pages hereof, and Citibank, N.A., as administrative agent (in such capacity, the “Agent”) for the Lenders (as hereinafter defined), agree, as of June 3, 2019, as follows:

PRELIMINARY STATEMENT

The Company has requested that the Lenders agree to extend credit to it and the Borrowing Subsidiaries from time to time in an aggregate principal amount of up to $3,750,000,000 for general corporate purposes of the Company and its Subsidiaries, including but not limited to working capital, capital investments and acquisitions.  The Lenders have indicated their willingness to agree to extend credit to the Company and the Borrowing Subsidiaries from time to time in such amount on the terms and conditions set forth in this Agreement.

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01    Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Act” has the meaning specified in Section 8.13.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means a Revolving Credit Advance or any Swing Line Advance made by a Swing Line Lender.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Agent” has the meaning specified in the preamble.

“Agent’s Account” means such account, in respect of Advances denominated in Dollars or in respect of Advances denominated in Euros, as the Agent shall designate from time to time in a notice to the Company and the Lenders.

“Agent’s Address” means the address or addresses of the Agent on Schedule I attached hereto.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act, as amended.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

“Bail-In Action” has the meaning specified in Section 8.15.

“Bail-In Legislation” has the meaning specified in Section 8.15.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a)       the rate of interest in effect for such day as publicly announced from time to time by Citibank, N.A. in the United States as its “base rate”, and notified to the Company at its request (it being understood and agreed that such base rate is a rate set by Citibank, N.A. based on various factors and is used as a reference point for pricing some loans);

(b)       the Federal Funds Rate plus 0.50%; and

(c)       the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%.

“Base Rate Advance” means a Revolving Credit Advance denominated in Dollars that bears interest as provided in Section 2.07(a).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” means the Company (both as a Borrower and as a guarantor under Article IX of Advances made to the Borrowing Subsidiaries) and each Borrowing Subsidiary.

“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing.

“Borrowing Minimum” means, in respect of Revolving Credit Advances denominated in Dollars, $10,000,000 and, in respect of Revolving Credit Advances denominated in Euros, €10,000,000.

“Borrowing Multiple” means, in respect of Revolving Credit Advances denominated in Dollars, $1,000,000 and, in respect of Revolving Credit Advances denominated in Euros, €1,000,000.

“Borrowing Subsidiary” means any Subsidiary of the Company, as to which a Designation Letter has been delivered to the Agent and as to which a Termination Letter has not been delivered to the Agent in accordance with Section 2.17.

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“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state of the Agent’s Address or in New York, New York and if such day relates to a Eurocurrency Rate Advance, it shall also mean a day on which dealings are carried on by and between banks in the London interbank eurocurrency market or, in the case of an Advance denominated in Euros, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) System is open; provided that, in the case of any Borrowing of a Swing Line Advance, a Business Day shall be a day on which dealings are carried on in the London interbank market and on which the TARGET System is open.

“CDS Data” has the meaning specified in Section 2.18(a).

“Change in Law” has the meaning specified in Section 2.14(d).

“Commitments” means the Revolving Credit Commitments and the Swing Line Commitments.

“Communications” has the meaning specified in Section 8.02(b).

“Company” has the meaning specified in the preamble.

“Confidential Information” means information that the Company furnishes to the Agent or any Lender, but does not include any such information (x) that is or becomes generally available to the public other than by the Agent or any Lender in violation of this Agreement or (y) that is or becomes rightfully available to the Agent or such Lender from a source other than the Company which the Agent or such Lender had no reason to believe had any confidentiality or fiduciary obligation to the Company with respect to such information.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Net Tangible Assets” means the total assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization, and other valuation reserves), less all current liabilities (excluding intercompany liabilities) and all intangible assets of the Company and its Restricted Subsidiaries, all as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in accordance with GAAP.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

“Credit Default Swap Spread” means, for any Interest Period, the rate per annum equal to the credit default swap mid-rate spread of the Company interpolated from the date of determination to the latest Termination Date then in effect (or, if the period from such date of determination to the latest Termination Date then in effect is less than one year, then the one-year credit default swap mid-rate spread of the Company), as provided to the Agent by Markit on the second Business Day prior to the first day of such Interest Period; provided that the Credit Default Swap Spread shall in no event be less than 0.10% or greater than 0.75% and provided, further, that the Credit Default Swap Spread shall be deemed to be 0.75% from and after the latest Termination Date then in effect. If for any reason Markit does not timely provide the applicable information for any Interest Period, the Company and the Lenders shall negotiate in good faith for a period of up to 30 days after the Credit Default Swap Spread becomes unavailable (such 30-day period, the “Negotiation Period”) to agree on an alternative method for establishing the Credit Default Swap Spread. The Credit Default Swap Spread during the Negotiation Period shall be the spread most recently provided to the Agent by Markit. If no such alternative method is agreed upon during the Negotiation Period, the Credit Default Swap Spread at any date of determination subsequent to the end of the Negotiation Period shall be 0.75%.

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“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) for purposes only of Article VI, all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as finance leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

“Declining Lender” has the meaning specified in Section 2.06(b).

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) fund any portion of its participations in Swing Line Advances within two Business Days of the date when due or (iii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Company, to confirm in writing to the Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Company), (d) has defaulted on its funding obligations under other loan agreements or credit agreements generally, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code of the United States of America, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect, or a Bail-In Action, or (ii) other than pursuant to an Undisclosed Administration, had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender under this clause (ii) solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon delivery of written notice of such determination to the Company and each Lender.

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“Default Rate” means (a) with respect to a Base Rate Advance and any other amount owing hereunder (other than a Eurocurrency Rate Advance), the Base Rate plus two percent (2%) per annum, (b) with respect to all Eurocurrency Rate Advances, the rate otherwise applicable to such Eurocurrency Rate Advance plus two percent (2%) per annum and (c) with respect to all Swing Line Advances, the rate otherwise applicable to such Swing Line Advance plus two percent (2%) per annum.

“Designation Letter” has the meaning specified in Section 2.17(a).

“Dollars” and the “$” sign each means lawful currency of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify in writing to the Company and the Agent.

“EEA Financial Institution” has the meaning specified in Section 8.15.

“EEA Member Country” has the meaning specified in Section 8.15.

“EEA Resolution Authority” has the meaning specified in Section 8.15.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $15,000,000,000 and a combined capital and surplus of at least $1,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $15,000,000,000 and a combined capital and surplus of at least $1,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $15,000,000,000 and a combined capital and surplus of at least $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (v); (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; provided, however, that each Person described in clauses (ii) through (vi) shall have a short term public debt rating of not less than A-1 by S&P Global Ratings (or any successor thereto) or P-1 by Moody’s Investors Service, Inc. (or any successor thereto) and shall be approved by the Company, such approval not to be unreasonably withheld or delayed; and (vii) any other Person approved by the Company, such approval not to be unreasonably withheld or delayed; provided, however, that (x) neither the Company nor an Affiliate of the Company, (y) no individual (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, an individual) and (z) no Defaulting Lender shall qualify as an Eligible Assignee.

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“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment, health, safety or Hazardous Materials.

“Equivalent” in Dollars of Euros on any date means the equivalent in Dollars of Euros determined by using the quoted spot rate at which the Agent’s principal office in London offers to exchange Dollars for Euros in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the “Equivalent” in Euros of Dollars means the equivalent in Euros of Dollars determined by using the quoted spot rate at which the Agent’s principal office in London offers to exchange Euros for Dollars in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“EU Bail-In Legislation Schedule” has the meaning specified in Section 8.15.

“EURIBO Rate” means, for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on the applicable Bloomberg screen (or any successor to or substitute for Bloomberg, providing rate quotations comparable to those currently provided by Bloomberg, as determined by the Agent from time to time for purposes of providing quotations of interest rates for the offering of deposits in Euro) or in the case of determining the EURIBO Rate for Swing Line Advances, as displayed on the applicable Thompson Reuters screen (or any successor to or substitute for Bloomberg, providing rate quotations comparable to those currently provided by Thompson Reuters, as determined by the Sub-Agent from time to time for purposes of providing quotations of interest rates for the offering of deposits in Euro) as of 11:00 A.M. (London time) on the date two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided that, if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Euro” and “€”shall mean the single currency unit of the member States of the European Union that adopt or have adopted the Euro as their lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Eurocurrency Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurocurrency Lending Office” in its Administrative Questionnaire or in the Assignment and Assumption pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify in writing to the Company and the Agent.

“Eurocurrency Rate” means, for any Interest Period (a) for each Eurocurrency Rate Advance constituting part of the same Revolving Credit Borrowing denominated in Dollars, the Eurodollar Rate; (b) for each Eurocurrency Rate Advance constituting part of the same Revolving Credit Borrowing denominated in Euros, the EURIBO Rate; and (c) for each Swing Line Advance constituting part of the same Swing Line Borrowing, the EURIBO Rate.

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“Eurocurrency Rate Advance” means a Revolving Credit Advance denominated in Dollars or Euros that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate” means, for any Interest Period for each Eurocurrency Rate Advance constituting part of the same Revolving Credit Borrowing, an interest rate per annum as calculated by ICE Benchmark Administration Limited (or the successor thereto if ICE Benchmark Administration Limited is no longer making such a rate available) and appearing on a nationally recognized service selected by the Agent such as Bloomberg (the “Service”) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollars deposits in the London interbank market) as of 11:00 A.M. (London time) on the date two Business Days prior to the first day of such Interest Period as the London interbank offered rate for Dollars deposits (“LIBOR”) having a term comparable to such Interest Period, or in the event such offered rate is not available from such Service, the average (rounded to the nearer whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which Dollars deposits are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank’s Eurodollar Rate Advance constituting part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period; provided that, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. If the Eurodollar Rate does not appear on the selected Service (or any successor page), the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance constituting part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08 and the proviso in the immediately preceding sentence.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded Taxes” means (i) taxes imposed on, or measured by, the recipient’s net income (however measured), including branch profits taxes and franchise taxes imposed in lieu of net income taxes, (ii) non-U.S. withholding taxes imposed solely as a result of activities or place of incorporation or formation of the applicable Lender or the Agent in such non-U.S. jurisdiction and (iii) taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA.

“Existing Credit Agreements” means (a) the Five Year Credit Agreement dated as of June 4, 2018 (as amended, supplemented or otherwise modified from time to time) among the Company, the banks, financial institutions and other institutional lenders party thereto and Citibank, N.A., as administrative agent for the Lenders and such other lenders and (b) the 364-Day Credit Agreement dated as of June 4, 2018 (as amended, supplemented or otherwise modified from time to time) among the Company, the banks, financial institutions and other institutional lenders party thereto and Citibank, N.A., as administrative agent for the Lenders and such other lenders.

“Existing Termination Date” has the meaning specified in Section 2.06(b).

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“Extending Lender” has the meaning specified in Section 2.06(b).

“Extension Date” has the meaning specified in Section 2.06(b).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Foreign Lender” has the meaning specified in Section 2.14(b).

“GAAP” has the meaning specified in Section 1.03.

“Granting Lender” has the meaning specified in Section 8.07(a).

“Guaranteed Obligations” has the meaning specified in Section 9.01.

“Hazardous Materials” means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being “hazardous” or “toxic”, or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guideline.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Income” has the meaning specified in Section 2.14(a).

“Increase Date” has the meaning specified in Section 2.05(c)(ii).

“Increase Notice” has the meaning specified in Section 2.05(c)(ii).

“Increase Notice Date” has the meaning specified in Section 2.05(c)(ii).

“Indemnified Party” has the meaning specified in Section 8.04(b).

“Initial Lenders” has the meaning specified in the preamble.

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“Interest Period” means (a) for each Swing Line Advance constituting part of the same Swing Line Borrowing, the period commencing on the date of such Swing Line Borrowing and ending seven days thereafter and (b) for each Eurocurrency Rate Advance constituting part of the same Revolving Credit Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Company pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Company pursuant to the provisions below. The duration of each such Interest Period shall be one, two (applicable only for Eurodollar Rate Borrowings), three, six, or (subject to availability, as determined by the Lenders) twelve months, as the Company may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(i)          the Company may not select any Interest Period that ends after the latest Termination Date then in effect;

(ii)         Interest Periods commencing on the same date for Eurocurrency Rate Advances constituting part of the same Revolving Credit Borrowing shall be of the same duration;

(iii)        whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension of any Interest Period for Eurocurrency Rate Advances would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(iv)        whenever the first day of any Interest Period for Eurocurrency Rate Advances occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Lead Arrangers” means each of Citibank, N.A., JPMorgan Chase Bank, N.A. and BofA Securities, Inc. in its capacity as a joint lead arranger and a joint bookrunner.

“Lenders” means the Initial Lenders, the Swing Line Lenders and each Person that shall become a party hereto pursuant to Sections 2.05(c), 2.06(b) or 8.07.

“Letter Agreement” means that certain side letter dated the Effective Date among the parties to this Agreement.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“Licensing Agreement” has the meaning specified in Section 2.18(a).

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

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“Loan Documents” means, collectively, this Agreement, the Notes, the Letter Agreement, each Designation Letter and each Termination Letter.

“Markit” means IHS Markit, Ltd. or any successor thereto.

“Material Adverse Change” means any material adverse change in the financial condition, operations or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, operations or properties of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Company to perform its obligations under this Agreement or any Note.

“Material Subsidiary” means each Subsidiary of the Company that is a “significant subsidiary” as defined in Regulation S-X of the Securities Act of 1933.

“Negotiation Period” has the meaning specified in the definition of “Credit Default Swap Spread”.

“New Lender” means, for purposes of Section 2.05(c), an Eligible Assignee (which may be a Lender) selected by the Company with (in the case of a New Lender that is not already a Lender) prior consultation with the Agent.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 8.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a Revolving Credit Note.

“Notice” has the meaning specified in Section 8.02(c).

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Taxes” has the meaning specified in Section 2.14(e).

“Participant Register” has the meaning specified in Section 8.07(e).

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Platform” has the meaning specified in Section 8.02(b).

“Principal Property” means any single manufacturing or processing plant, office building, warehouse or portion thereof owned or leased by the Company or a Restricted Subsidiary other than a plant, office building, warehouse or portion thereof which, in the reasonable opinion of the Company’s Board of Directors, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries as an entirety.

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“Proposed Aggregate Commitment Increase” has the meaning specified in Section 2.05(c)(i).

“Proposed Increased Commitment” has the meaning specified in Section 2.05(c)(iv).

“Proposed New Commitment” has the meaning specified in Section 2.05(c)(iii).

“Protesting Lender” has the meaning specified in Section 2.17(a).

“Reference Bank Rate” has the meaning specified in Section 8.08.

“Reference Banks” means Citibank, N.A., JPMorgan Chase Bank, N.A. and any other Lender approved by the Company and the Agent that agrees to serve as a Reference Lender (and, in each case, any successors thereof).

“Register” has the meaning specified in Section 8.07(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning specified in Section 7.07(b).

“Replacement Lender” has the meaning specified in Section 2.06(b).

“Required Lenders” means at any time (i) Lenders having more than 50% of the aggregate amount of the Revolving Credit Commitments, and (ii) if the Revolving Credit Commitments of the Lenders have been terminated, Lenders owed more than 50% of the then aggregate unpaid principal amount of the Borrowings (with the aggregate amount of each Lender’s risk participation and funded participation in Swing Line Advances being deemed “owing” to such Lender for purposes of this definition). The Unused Revolving Credit Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” has the meaning specified in Section 7.07(a).

“Restricted Subsidiary” means at any time any Subsidiary of the Company except a Subsidiary which is at the time an Unrestricted Subsidiary.

“Revolving Credit Advance” means an advance by a Lender to a Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a “Type” of Revolving Credit Advance).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same currency and the same Type made by each of the Lenders pursuant to Section 2.01.

“Revolving Credit Commitment” means, with respect to any Lender, such Lender’s obligations to make Revolving Credit Advances. Such Lender’s Revolving Credit Commitment shall be the Dollar amount set forth opposite such Lender’s name on Schedule I to the Letter Agreement and identified as its “Revolving Credit Commitment” or, if such Lender has entered into any Assignment and Assumption, the amount set forth as the “Revolving Credit Commitment” for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.05(a) or increased pursuant to Section 2.05(c).

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“Revolving Credit Note” means a promissory note of a Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

“Sanctioned Country” means a country, territory or region that is the subject of comprehensive territorial sanctions administered by OFAC.

“Scheduled Unavailability Date” has the meaning specified in Section 2.08(g).

“SDN List” means the Specially Designated Nationals and Blocked Persons list maintained by OFAC.

“Service” has the meaning specified in the definition of “Eurodollar Rate”.

“SPV” has the meaning specified in Section 8.07(a).

“Sub-Agent” means Citibank Europe plc, UK Branch.

“Sub-Agent’s Address” means the address or addresses of the Sub-Agent on Schedule I attached hereto.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Voting Stock of such corporation or limited liability company (irrespective of whether at the time capital stock or membership interests of any other class or classes of such corporation or limited liability company shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Successor Rate” has the meaning specified in Section 2.08(g).

“Successor Rate Conforming Changes” means, with respect to any Successor Rate, any conforming changes to the definitions of “Base Rate”, “Eurocurrency Rate”, “Eurodollar Rate” and “Interest Period” and any related definitions, the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, as agreed in writing between the Agent and the Company, to reflect the adoption of such Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent in consultation with the Company determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Agent determines with the prior written consent of the Company). For the avoidance of doubt, any amendment effectuating any Successor Rate Conforming Changes shall be subject to the Company’s prior written approval.

“Swing Line Advance” means an advance made by any Swing Line Lender pursuant to Section 2.20(a).

“Swing Line Borrowing” means a Borrowing consisting of simultaneous Swing Line Advances made by each of the Swing Line Lenders pursuant to Section 2.20.

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“Swing Line Commitment” means, with respect to each Swing Line Lender, its obligation to make Swing Line Advances in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I to the Letter Agreement and identified as its “Swing Line Commitment” or, if such Lender has entered into any Assignment and Assumption, the amount set forth as the “Swing Line Commitment” for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.05(a).

“Swing Line Lenders” means, collectively, Citibank, N.A., JPMorgan Chase Bank, N.A., Bank of America, N.A., each Person that shall become a Swing Line Lender pursuant to Section 7.07 or Section 8.07 and, as to any Swing Line Lender, the term “Swing Line Lender” includes any of its Affiliates designated as such by such Swing Line Lender.

“Swing Line Sublimit” means an amount equal to the Euro Equivalent of $750,000,000.

“Syndication Agent” means each of JPMorgan Chase Bank, N.A. and Bank of America, N.A., in its capacity as a syndication agent.

“Termination Date” means the earlier of (a) June 3, 2024, subject to the extension thereof pursuant to Section 2.06(b) and (b) the date of termination in whole of the Commitments pursuant to Section 2.05(a) or 6.01; provided, however, that, in connection with any extension requested pursuant to Section 2.06(b), if there are any Declining Lenders that are not replaced as provided in Section 2.06(b), the Termination Date of any such Declining Lenders shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement; provided, further in each case that if any such date is not a Business Day, the relevant Termination Date of such Lender shall be the immediately preceding Business Day.

“Termination Letter” has the meaning specified in Section 2.17(b).

“Total Committed Increase” has the meaning specified in Section 2.05(c)(v).

“Type” has the meaning specified in the definition of “Revolving Credit Advance”.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“United States Person” has the meaning specified in Section 7701 of the Internal Revenue Code.

“Unrestricted Subsidiary” means any Subsidiary of the Company (not at the time designated a Restricted Subsidiary) (i) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services, or other similar operations, or any continuation thereof, (ii) substantially all the assets of which consist of the capital stock of one or more such Subsidiaries or (iii) designated as such by the Company’s Board of Directors.

“Unused Revolving Credit Commitment” means, with respect to each Lender at any time, (a) the amount of such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances (based in respect of any Advances denominated in Euros on the Equivalent in Dollars at such time) made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender’s ratable portion of the aggregate principal amount of all Swing Line Advances outstanding at such time (based in respect of any Swing Line Advances denominated in Euros on the Equivalent in Dollars at such time); provided, further, that each Lender’s Revolving Credit Commitment shall be deemed used from time to time to the extent of the Swing Line Advances made by it or its affiliate that is a Swing Line Lender.

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“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Write-Down and Conversion Powers” has the meaning specified in Section 8.15.

Section 1.02    Computation of Time Periods.

In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.03    Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) (“GAAP”).

Section 1.04    Divisions.

Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

Section 2.01    The Revolving Credit Advances.

Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances in Dollars and/or Euros to the Company and any Borrowing Subsidiary from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (based in respect of any Revolving Credit Advances to be denominated in Euros by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Borrowing) not to exceed such Lender’s Unused Revolving Credit Commitment. Each Revolving Credit Borrowing shall be in an aggregate amount of the Borrowing Minimum or an integral multiple of the Borrowing Multiple in excess thereof and shall consist of Revolving Credit Advances of the same Type and in the same currency made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender’s Revolving Credit Commitment, each Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

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Section 2.02    Making the Revolving Credit Advances.

(a)      Each Revolving Credit Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in Euros or (z) 11:00 A.M. (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Company (on its own behalf and on behalf of any Borrowing Subsidiary) to the Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Revolving Credit Borrowing (a “Notice of Borrowing”) shall be by e-mail, confirmed promptly in writing, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances constituting such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, (iv) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, the currency and initial Interest Period for each such Revolving Credit Advance and (v) name of the relevant Borrower (which shall be the Company or a Borrowing Subsidiary). Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent’s Account, in same day funds, such Lender’s ratable portion of such Revolving Credit Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such same day funds available to the relevant Borrower at such Borrower’s account at the Agent’s address referred to in Section 8.02; provided, however, that, if such Borrowing is denominated in Euro, the Agent shall first make a portion of such funds equal to the aggregate principal amount of Swing Line Advances made to such Borrower by the Swing Line Lenders and by any other Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Lenders and the other Lenders for repayment of such Swing Line Advances.

(b)      Anything in subsection (a) above to the contrary notwithstanding, (i) the Company may not select Eurocurrency Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than the Borrowing Minimum or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than twelve separate Revolving Credit Borrowings.

(c)      Each Notice of Borrowing shall be irrevocable and binding on the relevant Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Company shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by the applicable Borrower to fulfill on or before the date specified in such Notice of Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

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(d)      Unless the Agent shall have received notice from a Lender prior to the time of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender’s ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of a Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Euros. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement and shall be made available in same day funds to the relevant Borrower’s account at the Agent’s address referred to in Section 8.02.

(e)      The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

Section 2.03    [Reserved].

Section 2.04    Fees.

(a)      Commitment Fee. The Company agrees to pay to the Agent for the account of each Lender a commitment fee on the amount of such Lender’s Revolving Credit Commitment minus the aggregate principal amount of Revolving Credit Advances made by the Lender (in its capacity as a Lender) and outstanding from time to time, from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender until the Termination Date applicable to such Lender (on a daily basis) at a rate per annum equal to 0.060%, payable in arrears quarterly on the last day of each June, September, December and March, commencing June 30, 2019, and, as to any Lender, on the Termination Date applicable to such Lender.

(b)      Agent’s Fees. The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

Section 2.05    Termination, Reduction or Increase of Commitments.

(a)      (i) The Company shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or reduce ratably in part the Unused Revolving Credit Commitments of the Lenders; provided that (A) each partial reduction shall be in the aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof and provided, further that the aggregate amount of the Revolving Credit Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Advances then outstanding and (B) if, after giving effect to any reduction of the Unused Revolving Credit Commitments, the aggregate Swing Line Commitments exceeds the amount of the aggregate Revolving Credit Commitments at such time, the aggregate Swing Line Commitments shall be automatically reduced by the amount of such excess. (ii) The Company shall have the right, upon at least three Business Days’ notice to the Agent and each Swing Line Lender, to terminate in whole or permanently reduce in part the Swing Line Commitments of the Swing Line Lenders ratably; provided that each partial reduction shall be in the aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof.

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(b)      If any Lender (i) shall make a demand under Section 2.11 or 2.14 or (ii) is a Defaulting Lender or Non-Consenting Lender, the Company shall have the right, upon at least three Business Days’ notice, to terminate in full the Commitment(s) of such Lender or to demand that such Lender assign to one or more Persons all of its rights and obligations under this Agreement in accordance with Section 8.07. If the Company shall elect to terminate in full the Commitment(s) of any Lender pursuant to this Section 2.05(b), the Company shall pay to such Lender, on the effective date of such Lender’s Commitment termination, an amount equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, whereupon such Lender shall cease to be a party hereto.

(c)      (i) From time to time, the Company may propose to increase the aggregate amount of the Revolving Credit Commitments by an aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof (a “Proposed Aggregate Commitment Increase”) in the manner set forth below, provided that:

(1)       no Default shall have occurred and be continuing either as of the applicable Increase Notice Date (as hereinafter defined) or as of the related Increase Date (as hereinafter defined); and

(2)       after giving effect to any such increase, the aggregate amount of the Revolving Credit Commitments shall not exceed $4,500,000,000.

(ii) From time to time the Company may request an increase in the aggregate amount of the Revolving Credit Commitments by delivering to the Agent a notice (an “Increase Notice”; the date of delivery thereof to the Agent being the “Increase Notice Date”) specifying (1) the Proposed Aggregate Commitment Increase, (2) the proposed date (the “Increase Date”) on which the Revolving Credit Commitments would be so increased (which Increase Date may not be fewer than 30 days after the Increase Notice Date) and (3) the New Lenders, if any, to whom the Company desires to offer the opportunity to commit to all or a portion of the Proposed Aggregate Commitment Increase. The Agent shall in turn promptly notify each Lender of the Company’s request by sending each Lender a copy of such notice.

(iii) Not later than the date five days after the Increase Notice Date, the Agent shall notify each New Lender, if any, identified in the related Increase Notice of the opportunity to commit to all or any portion of the Proposed Aggregate Commitment Increase. Each such New Lender may irrevocably commit to all or a portion of the Proposed Aggregate Commitment Increase (such New Lender’s “Proposed New Commitment”) by notifying the Agent (which shall give prompt notice thereof to the Company) before 11:00 A.M. (New York City time) on the date that is 10 days after the Increase Notice Date; provided that:

(1)       the Proposed New Commitment of each New Lender shall be in an amount not less than $25,000,000; and

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(2)       each New Lender that submits a Proposed New Commitment shall enter into an agreement in form and substance satisfactory to the Company and the Agent pursuant to which such New Lender shall undertake a Revolving Credit Commitment (and, if any such New Lender is already a Lender, its Revolving Credit Commitment shall be in addition to such Lender’s Revolving Credit Commitment hereunder on such date), and shall pay to the Agent a processing and recordation fee of $3,500.

(iv) If, and only if, the aggregate Proposed New Commitments of all of the New Lenders shall be less than the Proposed Aggregate Commitment Increase, then (unless the Company otherwise requests) the Agent shall, on or prior to the date that is 15 days after the Increase Notice Date, notify each Lender of the opportunity to so commit to all or any portion of the Proposed Aggregate Commitment Increase not committed to by New Lenders pursuant to Section 2.05(c)(iii). Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to commit to all or a portion of such remainder (such Lender’s “Proposed Increased Commitment”) by notifying the Agent (which shall give prompt notice thereof to the Company) not later than 11:00 A.M. (New York City time) on the date five days before the Increase Date.

(v) (1) If the aggregate amount of Proposed New Commitments and Proposed Increased Commitments (such aggregate amount, the “Total Committed Increase”) equals or exceeds $25,000,000, then, subject to the conditions set forth in Section 2.05(c)(i):

(A)       effective on and as of the Increase Date, the aggregate amount of the Revolving Credit Commitments shall be increased by the Total Committed Increase (provided that the aggregate amount of the Revolving Credit Commitments shall in no event be increased pursuant to this Section 2.05(c) to more than $4,500,000,000) and shall be allocated among the New Lenders and the Lenders as provided in Section 2.05(c)(vi); and

(B)       on the Increase Date, if any Revolving Credit Advances are then outstanding, the Company shall borrow Revolving Credit Advances from all or certain of the Lenders and/or (subject to compliance by the Company with Section 8.04(c)) prepay Revolving Credit Advances of all or certain of the Lenders such that, after giving effect thereto, the Revolving Credit Advances (including, without limitation, the Types and Interest Periods thereof) shall be held by the Lenders (including for such purposes New Lenders) ratably in accordance with their respective Revolving Credit Commitments. If any Swing Line Advances are outstanding on any Increase Date, participations in such Swing Line Advances shall be deemed to be reallocated on such date according to the respective Revolving Credit Commitments of the Lenders after giving effect to such Total Committed Increase.

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 (2) If the Total Committed Increase is less than $25,000,000, then the aggregate amount of the Revolving Credit Commitments shall not be changed pursuant to this Section 2.05(c).

(vi) The Total Committed Increase shall be allocated among New Lenders having Proposed New Commitments and Lenders having Proposed Increased Commitments, if any, as follows:

(1)      If the Total Committed Increase shall be at least $25,000,000 and less than or equal to the Proposed Aggregate Commitment Increase, then (x) the initial Commitment of each New Lender shall be such New Lender’s Proposed New Commitment and (y) the Revolving Credit Commitment of each Lender shall be increased by such Lender’s Proposed Increased Commitment, if any.

(2)      If the Total Committed Increase shall be greater than the Proposed Aggregate Commitment Increase, then the Total Committed Increase shall be allocated:

(x)       first to New Lenders (to the extent of their respective Proposed New Commitments) in such a manner as the Company shall agree; and

(y)       then to Lenders on a pro rata basis based on the ratio of each Lender’s Proposed Increased Commitment (if any) to the aggregate amount of the Proposed Increased Commitments of all of the Lenders.

(vii) No increase in the Revolving Credit Commitments contemplated hereby shall become effective until the Agent shall have received (x) Revolving Credit Notes payable to each New Lender and each other Lender whose Revolving Credit Commitment is being increased to the extent such New Lender or Lender has requested such a Revolving Credit Note pursuant to Section 2.13(e), and (y) evidence satisfactory to the Agent (including an update of the opinion of counsel provided pursuant to Section 3.01(g)(iv)) that such increases in the Revolving Credit Commitments, and borrowings thereunder, have been duly authorized by all necessary corporate and other action on the part of the Company.

Section 2.06    Repayment of Advances; Extension of Termination Date.

(a)      (i) Each Borrower shall repay to the Agent for the ratable account of each Lender on the Termination Date applicable to such Lender the aggregate principal amount of the Revolving Credit Advances made to such Borrower by such Lender then outstanding, and all accrued but unpaid interest in connection therewith and all fees and all other amounts due hereunder. (ii) Each Borrower shall repay to the Agent, for the ratable account of each Swing Line Lender and each Lender that has funded its participation in a Swing Line Advance, the aggregate outstanding principal amount of such Swing Line Advance made to such Borrower and owing to such Lender on the earlier of (i) the Termination Date applicable to such Lender and (ii) seven days after such Swing Line Advance is made.

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(b)      The Company may, by written notice to the Agent (which shall promptly notify the Lenders) not more than 60 nor less than 30 days prior to each anniversary of the date hereof (such anniversary date following such notice under this Section 2.06(b), the “Extension Date”), request that the Termination Date then in effect (the “Existing Termination Date”) be extended for a period of one year; provided that the Company shall not exercise such option more than twice. If a Lender agrees, acting in its sole discretion, to so extend its Commitment(s) under this Section 2.06(b) (each such Lender, an “Extending Lender”), it will notify the Agent, in writing, of its decision to do so not more than 30 nor less than 20 days before the Extension Date; it being understood that failure to give such notice shall be deemed a decision not to extend. If any Lender fails to accept the Company’s request for extension of the Termination Date under this Section 2.06(b) (each such Lender, a “Declining Lender”), the Company shall have the right to require any Declining Lender to assign in full its rights and obligations under this Agreement to an Eligible Assignee (including any Extending Lender) designated by the Company that agrees to accept all of such rights and obligations and agrees to such extension (a “Replacement Lender”), provided that (i) such assignment is otherwise in compliance with Section 8.07, (ii) such Declining Lender receives payment in full of the principal amount of all Advances owing to such Declining Lender, together with accrued interest thereon to the date of such payment of principal and all other amounts payable to such Declining Lender under this Agreement and (iii) any such assignment shall be effective on the Extension Date. If no Default shall have occurred and be continuing immediately prior to the Extension Date, (i) the Termination Date for such Extending Lenders and Replacement Lenders shall be extended by one year, and the Agent shall promptly notify the Company of such extension (except that, if the date on which the Termination Date is to be extended is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day), (ii) the Termination Date for any Declining Lenders not replaced shall be the Existing Termination Date and (iii) all Advances and other amounts payable hereunder to such Declining Lenders shall become due and payable on the Existing Termination Date, the total Revolving Credit Commitments of the Lenders hereunder shall be reduced by the Revolving Credit Commitment of such Declining Lenders so terminated on the Existing Termination Date and, if any Declining Lender is a Swing Line Lender, the total Swing Line Commitments of the Swing Line Lenders hereunder shall be reduced by the Swing Line Commitment of such Declining Lenders so terminated on the Existing Termination Date.

Section 2.07    Interest on Advances.

(a)       Revolving Credit Advances. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance made to such Borrower owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)      Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii)      Eurocurrency Rate Advances. During such periods as such Revolving Credit Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Revolving Credit Advance plus (y) the Credit Default Swap Spread applicable to such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

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(b)       Swing Line Advances. Each Borrower shall pay interest on the unpaid principal amount of each Swing Line Advance made to such Borrower from the date of such Swing Line Advance until such principal amount shall be paid in full at a rate per annum equal at all times during the Interest Period for such Swing Line Advance to the sum of (x) the EURIBO Rate for such Interest Period plus (y) the Credit Default Swap Spread applicable to such Interest Period, payable in arrears on the last day of such Interest Period. For the period from the date of such Swing Line Borrowing and ending on the date the Lenders fund their participations in such Swing Line Advance in accordance with Section 2.20(d), such interest shall be for the sole account of the Swing Line Lenders.

(c)       Default Rate. Upon the occurrence and during the continuance of an Event of Default pursuant to Section 6.01(a), the principal of and, to the extent permitted by law, interest on the Advances and any other amounts owing hereunder or under the other Loan Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at the Default Rate.

Section 2.08    Interest Rate Determination.

(a)          If the Eurodollar Rate does not appear on the selected Service, each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If the Eurodollar Rate does not appear on the selected Service, and if any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07 (it being understood that the Agent shall not be required to disclose to any party hereto (other than the Company) any information regarding any Reference Bank or any Reference Bank Rate (as defined below), including, without limitation, whether a Reference Bank has provided a rate or the rate provided by any individual Reference Bank).

(b)          If, due to a major disruption in the interbank funding market with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Agent that the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurocurrency Rate Advance denominated in Dollars will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, (ii) each Eurocurrency Rate Advance denominated in Euros shall be exchanged into an Equivalent amount of Dollars and Converted into a Base Rate Advance and (iii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

(c)          If the Company shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify the Company and the Lenders and the Company will be deemed to have selected an Interest Period of one month.

(d)         On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances constituting any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Borrowing Minimum, such Advances shall automatically (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in Euros, be exchanged for an Equivalent amount of Dollars and Converted into Base Rate Advances.

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(e)      If an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing, (i) each Eurocurrency Rate Advance shall automatically (A) if such Eurocurrency Rate Advance is denominated in Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in Euro, be exchanged for an Equivalent amount of Dollars and Converted into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

(f)      If the Eurodollar Rate does not appear on the selected Service and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Eurocurrency Rate Advances or if the EURIBO Rate does not appear Bloomberg, Thompson Reuters or on another nationally recognized service selected by the Agent or the Sub-Agent,

(i)       the Agent shall forthwith notify the Company and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,

(ii)       each such Advance will automatically, on the last day of the then existing Interest Period therefor (A) if such Eurocurrency Rate Advance is denominated in Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in Euros, be prepaid by the applicable Borrower or be automatically exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

(iii)       the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

(g)     If at any time the Agent determines in good faith, or the Company or the Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or the Required Lenders (as applicable) have determined, that (i) adequate and reasonable means do not exist for determining LIBOR or the EURIBO Rate and such circumstances are unlikely to be temporary, (ii) the supervisor for the administrator of LIBOR or the EURIBO Rate or a governmental authority having jurisdiction over the Agent has made a public statement identifying a specific date after which LIBOR or the EURIBO Rate shall no longer be used for determining interest rates for loans (such specific date, the “Scheduled Unavailability Date”) or (iii) a new benchmark interest rate to replace LIBOR or the EURIBO Rate has become broadly accepted by the syndicated loan market in the United States, then the Agent and the Company agree to negotiate in good faith to amend this Agreement to establish an alternate rate of interest to LIBOR or the EURIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time (any such proposed rate, a “Successor Rate”) together with any proposed Successor Rate Conforming Changes, and, notwithstanding any provision of this Agreement to the contrary, any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent notice that such Required Lenders do not accept such amendment; provided that, if such Successor Rate would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. If no Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Company and each Lender. After receipt of such notice that no Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), (A) the obligation of the Lenders to make or maintain Eurocurrency Rate Advances shall be suspended (to the extent of the affected Eurocurrency Rate Advances or Interest Periods), (B) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate, (C) each outstanding Eurocurrency Rate Advance will at the Company’s option, on the last day of the then existing Interest Period therefor, be prepaid by the applicable Borrower or if not so prepaid (x) if such Eurocurrency Rate Advance is denominated in Dollars, be automatically converted into a Base Rate Advance (y) if such Eurocurrency Rate Advance is denominated in Euros, be exchanged into an Equivalent amount of Dollars and Converted into a Base Rate Advance and (D) the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Advances (to the extent of the affected Eurocurrency Rate Advances or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Advances (subject to the foregoing clause (B)) in the amount specified therein (or, if such Eurocurrency Rate Advance is denominated in Euros an Equivalent amount of Dollars).

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Section 2.09    Optional Conversion or Continuation of Revolving Credit Advances.

The Company may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion or continuation, and subject to the provisions of Sections 2.08 and 2.12, Convert all or any part of the Revolving Credit Advances denominated in Dollars of one Type constituting the same Borrowing into Revolving Credit Advances denominated in Dollars of the other Type or continue all or any part of the Advance of one Type constituting the same Borrowing or Advances of the same Type and in the same currency; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the Borrowing Minimum and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion or continuation shall, within the restrictions specified above, specify (i) the date of such Conversion or continuation, (ii) the Dollar denominated Revolving Credit Advances to be Converted or continued, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion or continuation shall be irrevocable and binding on the Company.

Section 2.10    Prepayments of Revolving Credit Advances.

(a)      Optional. The Company may, upon at least three Business Days’ notice, in the case of Eurocurrency Rate Advances, to the Agent and one Business Day’s notice to (i) the Agent in the case of any Revolving Credit Borrowing comprised of Base Rate Advances or (ii) the Sub-Agent in the case of any Swing Line Advances, in each case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Company shall, prepay the outstanding principal amount of the Revolving Credit Advances constituting part of the same Revolving Credit Borrowing or such Swing Line Advances comprising the same Swing Line Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of the Borrowing Minimum or a Borrowing Multiple in excess thereof in the case of Revolving Credit Advances and in an aggregate principal amount of €10,000,000 in the case of Swing Line Advances and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, the Company shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

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(b)      Mandatory. (i) If, on any date, the Agent notifies the Company in accordance with clause (iii) below that, as of the most recent interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Euros then outstanding exceeds 105% of the aggregate Revolving Credit Commitments on such date, the Borrowers shall, as soon as practicable and in any event within five Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Revolving Credit Commitments on such date (subject to the proviso to this sentence set forth below), together with any interest accrued to the date of such prepayment on the aggregate principal amount of Advances prepaid; provided that if the aggregate principal amount of Base Rate Advances outstanding at the time of such required prepayment is less than the amount of such required prepayment, the portion of such required prepayment in excess of the aggregate principal amount of Base Rate Advances then outstanding shall be deferred until the last day of the next maturing Interest Period of the outstanding Eurocurrency Rate Advances, in an aggregate amount equal to the excess of such required prepayment. The Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Company in accordance with clause (iii) below and the Lenders.

(ii)      Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period, any additional amounts which the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 8.04(c).

(iii)     The Agent shall calculate on the date of each Notice of Borrowing and on each interest payment date the sum of (A) the aggregate principal amount of all Advances denominated in Dollars plus (B) the Equivalent in Dollars (determined on the third Business Day prior to the date such calculation is required under this clause (iii)) of the aggregate principal amount of all Eurocurrency Rate Advances denominated in Euros and shall give prompt notice (and in any event no later than thirty days) of any prepayment required in connection with an interest payment date under this Section 2.10(b) to the Company and the Lenders.

Section 2.11    Increased Costs.

(a)      If, due to either (i) the introduction of or any change in any law or regulation or in the interpretation or administration of any law or regulation by any governmental authority charged with the interpretation or administration thereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority that would be complied with generally by similarly situated banks acting reasonably (whether or not having the force of law and for the avoidance of doubt, including any changes resulting from requests, rules, guidelines or directives concerning capital adequacy or liquidity issued after the date hereof in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or promulgated after the date hereof by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances (except any reserve requirement contemplated by Section 2.11(b) other than as set forth below) by an amount deemed by such Lender to be material, then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

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(b)      If, due to either (i) the introduction of or any change in or interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental or regulatory authority which becomes effective after the date hereof (for the avoidance of doubt, including any changes resulting from requests, rules, guidelines or directives concerning capital adequacy or liquidity issued after the date hereof in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or promulgated after the date hereof by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, there shall be any increase in the amount of capital or liquidity required or expected to be maintained by any Lender or any corporation controlling such Lender and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s Advances or commitment to lend and other commitments of this type by an amount deemed by such Lender to be material, then, upon demand by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s Advances or commitment to lend hereunder. A certificate as to such amounts submitted to the Company and the Agent by such Lender shall be conclusive and binding for all purposes as to the calculations therein, absent manifest error. Such certificate shall be in reasonable detail and shall certify that the claim for additional amounts referred to therein is generally consistent with such Lender’s treatment of similarly situated customers of such Lender whose transactions with such Lender are similarly affected by the change in circumstances giving rise to such payment, but such Lender shall not be required to disclose any confidential or proprietary information therein.

Section 2.12    Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent (and provide to the Company an opinion of counsel to the effect) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or to fund or maintain Eurocurrency Rate Advances hereunder, (a) each Eurocurrency Rate Advance made by such Lender will automatically, upon such demand, (i) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (ii) if such Eurocurrency Rate Advance is denominated in Euros, be exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate Advance and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

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Section 2.13    Payments and Computations; Evidence of Advances.

(a)      The Borrowers shall make each payment hereunder and under the Notes, except with respect to principal or, interest on, and other amounts relating to, Advances denominated in Euros, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the applicable Agent’s Account in same day funds without deduction, off-set or counterclaim except as provided in Section 2.14. The Borrowers shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to, Advances denominated in Euros, not later than 11:00 A.M. (New York City time) on the day when due in Euros to the Agent at the applicable Agent’s Account in same day funds without deduction, off-set or counterclaim except as provided in Section 2.14. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, commitment fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.05(b), 2.06(b), 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)      All computations of interest based on the Base Rate (determined pursuant to clause (a) of the definition thereof) and of commitment fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate shall be made by the Agent or the Sub-Agent, as the case may be, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)      Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d)      Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that a Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Euros.

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(e)      The Advances made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Advances made by the Lenders to a Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of a Borrower hereunder to pay any amount owing with respect to the Advances. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Agent, each Borrower shall execute and deliver to such Lender (through the Agent) a Revolving Credit Note which shall evidence such Lender's Advances in addition to such accounts or records. Each Lender may attach schedules to its Note or Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Advances and payments with respect thereto.

(f)       To the extent that the Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.13, the Agent shall be entitled to convert or exchange such funds into Dollars or into Euros or from Dollars to Euros or from Euros to Dollars, as the case may be, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this Section 2.13; provided that each Borrower and each of the Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.13(f) or as a result of the failure of the Agent to effect any such conversion or exchange; and provided further that such Borrower agrees to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.13(f).

Section 2.14    Taxes.

(a)      Each Lender is exempt from any withholding tax imposed under the laws of the United States in respect of any fees, interest or other payments to which it is entitled pursuant to this Agreement or the Notes (the “Income”) because (i) the Lender is a United States Person; (ii) the Income is effectively connected with the conduct of a trade or business within the United States within the meaning of Section 871 of the Internal Revenue Code; or (iii) the Income is eligible for an exemption by reason of a tax treaty. The Agent is exempt from any withholding tax imposed under the laws of the United States in respect of the Income because the Agent is a United States Person.

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(b)      Each Lender that is a United States Person shall, on or prior to the date it becomes a party hereto and from time to time thereafter if requested in writing by the Company or the Agent, provide the Agent and the relevant Borrower with a properly completed and duly executed Internal Revenue Service Form W-9, or any successor or other form provided by the Internal Revenue Service. Each Lender that is not a United States Person (each, a “Foreign Lender”) shall, on or prior to the date it becomes a party hereto and from time to time thereafter if requested in writing by the Company or the Agent, provide the Agent and the relevant Borrower with a properly completed and duly executed Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (accompanied by Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-9 or other certification documents from each beneficial owner, as appropriate), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Foreign Lender is exempt from or entitled to a reduced rate of United States withholding tax on any Income that is the subject of such forms. If the relevant Borrower determines, based on the form provided by a Foreign Lender (or the failure to provide such a form) at the time such Foreign Lender first becomes a party to this Agreement that a United States withholding tax rate in excess of zero applies to payments made by such Borrower to the Foreign Lender under this Agreement, such Borrower shall be permitted to deduct amounts from payments to such Foreign Lender to the extent required to pay withholding tax at such rate, and such amounts shall be considered excluded from Taxes as defined in Section 2.14(c); provided, however, that, if on the date of the Assignment and Assumption pursuant to which a Foreign Lender becomes a Foreign Lender, pursuant to the Assignment and Assumption provisions of Article VIII, the Foreign Lender assignor was entitled to payments under Section 2.14(c) in respect of United States withholding tax paid at such date, then, to such extent, the term Taxes shall include (in addition to Taxes that are imposed pursuant to a Change in Law (defined below) after the date of Assignment and Assumption) United States withholding tax, if any, applicable with respect to the Foreign Lender assignee on such date. For the avoidance of doubt, the obligations of any Borrower under Section 2.14 of this Agreement shall not be increased as the result of any assignment pursuant to Article VIII of this Agreement with respect to United States withholding tax; provided, however, that the foregoing shall not limit the obligation of any Borrower in respect of Taxes imposed as the result of any Change in Law after the date of the relevant Assignment and Assumption.

(c)      Except as set forth in Section 2.14(b) or as required by applicable law, any and all payments by any Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any withholding taxes imposed on a Lender (such withholding taxes being hereinafter referred to as “Taxes”, which, for the avoidance of doubt, shall exclude any Excluded Taxes). If any Borrower is required to deduct any Taxes from or in respect of any Income, then: (i) the sum payable to such Lender shall be increased as may be necessary so that after making all required deductions for such Taxes (including deductions applicable to additional sums payable under this Section 2.14) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes by the Company pursuant to clause (iii) of the preceding sentence, the Company shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. Notwithstanding the foregoing, each Borrower shall be entitled to pay any Taxes in any lawful manner so as to reduce any deductions and such Lender shall to the extent it is reasonably able provide any documentation or file any forms as may be required by the Internal Revenue Service or any other governmental agency. In addition, if any Lender or the Agent (in lieu of such Lender), as the case may be, is required to pay directly any Taxes because a Borrower cannot or does not legally or timely do so, the Company shall indemnify such Lender or Agent for payment of such Taxes, without duplication of, or increase in, the amount in respect of Taxes otherwise due to the Lender.

(d)      Notwithstanding the foregoing, the sum payable to a Lender shall not be increased, and no indemnification payments shall be made, pursuant to Section 2.14(c) with respect to any United States federal withholding taxes the Borrower is required to deduct from or in respect of any Income, except to the extent that (i) the Borrower is required to deduct such taxes as a result of the enactment, promulgation, execution or ratification of, or any change in or amendment to, any United States law or any tax treaty (or in the application or official interpretation of any law or any tax treaty) that occurs after the date a Lender first becomes a party to this Agreement (a “Change in Law”) or (ii) such taxes are “Taxes” solely as a result of the application of the proviso to the penultimate sentence of Section 2.14(b).

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(e)      In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (excluding any income or franchise taxes, business taxes or capital taxes of any nature) that arise from the execution or delivery, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as “Other Taxes”). If a Lender is required to pay directly Other Taxes because a Borrower cannot or does not legally or timely do so, the Company shall indemnify such Lender for such payment of Other Taxes. Notwithstanding anything to the contrary in this Section 2.14, each Lender shall upon the written request of and at the expense of the Company use reasonable efforts to change the jurisdiction of its Applicable Lending Office if the making of such change would avoid the need for, or reduce the amount of, any such Other Taxes that may thereafter accrue and would not, in the reasonable judgment of such Lender, cause imposition on such Lender of any material legal or regulatory burdens.

(f)       To the extent any Lender is entitled to any exemption or reduction of foreign withholding taxes, each Lender shall cooperate with each Borrower by providing to the extent reasonably within its means any forms requested by such Borrower substantiating such reduction or exemption from such foreign withholding taxes required by any governmental agency.

(g)      For any period with respect to which a Lender has failed to comply with the requirements of subsection (b) or (f) relating to certain forms intended to reduce withholding taxes (other than if such failure is due to a Change in Law that makes compliance with subsection (b) or (f) unduly burdensome in the reasonable judgment of such Lender), such Lender shall not be entitled to indemnification under this Section 2.14.

(h)      Upon a Change in Law or the imposition of any Taxes, a Lender shall, upon the written request of and at the expense of the Company, use reasonable efforts to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such Taxes that may thereafter accrue and would not, in the reasonable judgment of such Lender, cause the imposition on such Lender of any material legal or regulatory burdens.

(i)       Any request by any Lender for payment of any amount under this Section 2.14 shall be accompanied by a certification that such Lender’s claim for said amount is generally consistent with such Lender’s treatment of similarly situated customers of such Lender whose transactions with such Lender are similarly affected by the change in circumstances giving rise to such payment, but such Lender shall not be required to disclose any confidential or proprietary information therein.

(j)       If any Lender shall become aware, including by means of a request by the Borrower, that it is entitled to receive a refund (including, for all purposes of this subsection (j), any refund in the form of a credit from the jurisdiction imposing such Taxes or Other Taxes) in respect of Taxes or Other Taxes as to which it has been indemnified by a Borrower pursuant to this Section 2.14, or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.14, it shall promptly notify such Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower (whether as a result of notification that it has made to a Borrower or otherwise) to seek such refund, make a claim for such refund at such Borrower’s expense. No Lender shall seek a refund without such approval by a Borrower. If a Lender receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by a Borrower pursuant to this Section 2.14, or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.14, it shall promptly notify such Borrower of such refund and shall within 30 days from the date of receipt of such refund pay over the amount of such refund to such Borrower to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.14 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest paid or credited with respect to such refund, net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from one to another currency incurred by the Agent of such Lender; provided that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed with respect to such Taxes or Other Taxes by the relevant governmental agency) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such governmental agency. This subsection shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it reasonably deems confidential) to the Borrower or any other Person.

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(k)      If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this subsection (k), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(l)       Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 2.14 shall be the only provisions requiring the Company or any of its Subsidiaries to bear the cost of (or arising from) any taxes otherwise borne by any Lender. For purposes of the preceding sentence, “taxes” includes any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by the Company or its Subsidiaries), together with any interest, penalty, addition to tax or additional amount imposed with respect thereto.

Section 2.15    Sharing of Payments, Etc.

If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.05(b), 2.06(b), 2.11, 2.14 or 8.04(c)), or the participations in Swing Line Advances held by it, in excess of its ratable share thereof, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances and subparticipations in the Swing Line Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation or subparticipation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation or subparticipation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation or subparticipation.

Section 2.16    Use of Proceeds.

The proceeds of the Advances shall be available (and the Company agrees that such proceeds shall be used) for general corporate purposes of the Company and its Subsidiaries, including but not limited to working capital, capital investments and acquisitions. No Borrower shall knowingly use the proceeds of any Advance to fund any activities or business (a) of or with any individual or entity that is included on the SDN List or (b) in, or with the government of, any Sanctioned Country, except in the case of (a) or (b) to the extent licensed by OFAC or otherwise permissible under U.S. law.

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Section 2.17    Borrowings by Borrowing Subsidiaries.

(a)      The Company may, at any time or from time to time upon not less than 10 Business Days’ notice in the case of any Subsidiary so designated after the Effective Date, designate one or more Subsidiaries as Borrowers hereunder by furnishing to the Agent a letter (a “Designation Letter”) in duplicate, in substantially the form of Exhibit D, duly completed and executed by the Company and such Subsidiary. The Agent shall promptly notify each Lender of the Company’s notice of such pending designation by the Company and the identity of the Subsidiary. Following the giving of any notice pursuant to this Section 2.17(a), if the designation of such Subsidiary obligates the Agent or any Lender to comply with “know your customer” or similar identification procedures (including without limitation the Beneficial Ownership Regulation) in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Agent or any Lender in order for the Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations. Upon any such designation of a Subsidiary, such Subsidiary shall be a Borrowing Subsidiary and a Borrower entitled to borrow Revolving Credit Advances on and subject to the terms and conditions of this Agreement.

If the Company shall designate as a Borrowing Subsidiary hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender may, with notice to the Agent and the Company, fulfill its Commitment(s) by causing an Affiliate or a branch of such Lender to act as the Lender in respect of such Borrowing Subsidiary.

As soon as practicable after receiving notice from the Company or the Agent of the Company’s intent to designate a Subsidiary as a Borrowing Subsidiary, and in any event no later than five Business Days after the delivery of such notice, if such Borrowing Subsidiary is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such Borrowing Subsidiary directly or through an Affiliate or a branch of such Lender as provided in the immediately preceding paragraph (a “Protesting Lender”) shall so notify the Company and the Agent in writing. With respect to each Protesting Lender, the Company shall, effective on or before the date that such Borrowing Subsidiary shall have the right to borrow hereunder, either (A) notify the Agent and such Protesting Lender that the Commitments of such Protesting Lender shall be terminated; provided that such Protesting Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee Lender (to the extent of such outstanding principal and accrued interest and fees) or the Company or the relevant Borrowing Subsidiary (in the case of all other amounts), or (B) cancel its request to designate such Subsidiary as a “Borrowing Subsidiary” hereunder.

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(b)      If all principal of and interest on all Advances made to any Borrowing Subsidiary have been paid in full, the Company may terminate the status of such Borrowing Subsidiary as a Borrower hereunder by furnishing to the Agent a letter (a “Termination Letter”) in substantially the form of Exhibit E, duly completed and executed by the Company. Any Termination Letter furnished hereunder shall be effective upon receipt by the Agent, which shall promptly notify the Lenders, whereupon the Lenders shall, upon payment in full of all amounts owing by such Borrower hereunder, promptly deliver to the Company (through the Agent) the Notes, if any, of such former Borrower. Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Borrower shall not terminate (i) any obligation of such Borrower that remains unpaid at the time of such delivery (including without limitation any obligation arising thereafter in respect of such Borrower under Section 2.11 or 2.14) or (ii) the obligations of the Company under Article IX with respect to any such unpaid obligations; provided that if the status of such Borrowing Subsidiary has been terminated as aforesaid because the Company has sold or transferred its interest in such Subsidiary, and the Company so certifies to the Agent at the time of the delivery of such Termination Letter, and subject to payment of said principal and interest, (A) such Subsidiary shall automatically, upon the effectiveness of the delivery of such Termination Letter and certification, cease to have any obligation under this Agreement or the Notes and (B) the Company shall automatically be deemed to have unconditionally assumed, as primary obligor, and hereby agrees to pay and perform, all of such obligations.

Section 2.18    License Agreement and CDS Data.

(a)      The Agent hereby notifies the Company and the Lenders that it has entered into a licensing agreement (the “Licensing Agreement”) with Markit, pursuant to which Markit will provide to the Agent for each Business Day a composite end of day credit default swap spread for the one (1) year credit default swap spread of the Company (the “CDS Data”) that the Agent will use to determine the Credit Default Swap Spread. The Agent hereby further notifies the Company and the Lenders that, pursuant to the Licensing Agreement, (i) the CDS Data will be provided by Markit on an “as is” basis, without express or implied warranty as to accuracy, completeness, title, merchantability or fitness for a particular purpose, (ii) Markit has no liability to the Agent for any inaccuracies, errors or omissions in the CDS Data, except in the event of its gross negligence, fraud or willful misconduct, (iii) the CDS Data, as provided by Markit, constitutes confidential information (and each Lender agrees to treat such information in confidence to the same extent and in the same manner as such Lender is required to hold Confidential Information pursuant to Section 8.08 hereof), (iv) the CDS Data, as provided by Markit, may be used by the Agent, the Company and the Lenders solely for the purposes of this Agreement and (v) Markit and the Agent, except in each case in the event of its gross negligence, fraud or willful misconduct, shall have no liability whatsoever to either the Company or any Lender or any client of a Lender, whether in contract, in tort, under a warranty, under statute or otherwise, in respect of any loss or damage suffered by the Company, such Lender or client as a result of or in connection with any opinions, recommendations, forecasts, judgments or any other conclusions, or any course of action determined, by such Lender or any client of such Lender based on the CDS Data. Each of the Company and the Lenders (other than Citibank, N.A., in its capacity as the Agent, which is a party thereto) agrees that it shall not be a third party beneficiary of the Licensing Agreement and shall have no rights or obligations thereunder.

(b)      The CDS Data shall be made available to the Company pursuant to procedures agreed upon by the Company and the Agent. The Company agrees that it will use reasonable efforts (e.g., procedures substantially comparable to those applied by the Company in respect of non-public information as to the business of the Company) to keep confidential the CDS Data and the related materials provided by Markit pursuant to the Licensing Agreement to the extent that the same is not and does not become publicly available.

(c)      It is understood and agreed that in the event of a breach of confidentiality, damages may not be an adequate remedy and that the Licensing Agreement provides that Markit shall be entitled to injunctive relief to restrain any such breach, threatened or actual.

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(d)      The Company acknowledges that each of the Agent and the Lenders from time to time may conduct business with and may be a shareholder of Markit and that each of the Agent and the Lenders may have from time to time the right to appoint one or more directors to the board of directors of Markit.

Section 2.19    Defaulting Lenders.

(a)      Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)       Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)       Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent hereunder for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 8.05 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Company may request (so long as no Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, so long as no Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances owed to, such Defaulting Lender until such time as all Revolving Credit Advances are held by the Lenders pro rata in accordance with the Revolving Credit Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.19 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)       Commitment Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

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(iv)       All or any part of such Defaulting Lender’s participation in Swing Line Advances shall be reallocated among the Non-Defaulting Lenders in accordance with their respective ratable portion thereof (calculated on the Revolving Credit Commitments but without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause such Non-Defaulting Lender’s aggregate principal amount of outstanding Revolving Credit Advances plus such Non-Defaulting Lender’s participation in Swing Line Advances to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 8.15, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b)      If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable law, prepay all outstanding Swing Line Advances.

(c)      Defaulting Lender Cure. If the Company, the Agent and each Swing Line Lender agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Credit Advances to be held pro rata by the Lenders in accordance with the Revolving Credit Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.20.   The Swing Line Advances

(a)      Subject to the terms and conditions set forth herein, each Swing Line Lender severally agrees to make a portion of the credit otherwise available from time to time to the Borrowers by making swing line advances (“Swing Line Advances”) on any Business Day during the period from the Effective Date until the Termination Date applicable to such Swing Line Lender to the Borrower requesting such extension of credit under subsection (b) of this Section 2.20. Such Swing Line Advances shall be denominated in Euros and, in the aggregate, shall not exceed (x) at any time outstanding (i) for each Swing Line Lender (1) such Swing Line Lender’s Swing Line Commitment then in effect and (2) when aggregated to such Swing Line Lender’s outstanding Revolving Credit Advances and such Swing Line Lender’s unfunded participations in Swing Line Advances made by any other Swing Line Lender, such Swing Line Lender’s Revolving Credit Commitment then in effect and (ii) for all Swing Line Advances, the amount of the Swing Line Sublimit or (y) at the time of such Swing Line Advance, the aggregate Unused Revolving Credit Commitments of the Lenders. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.20, prepay Swing Line Advances under Section 2.10 or repay Swing Line Advances under Section 2.06(a), and reborrow under this Section 2.20. Immediately upon the making of a Swing Line Advance, each Lender shall be deemed to have purchased, and hereby irrevocably and unconditionally agrees to purchase, from the applicable Swing Line Lender a risk participation in such Swing Line Advance in an amount equal to such Lender’s ratable share of such Swing Line Advance.

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(b)      Each Swing Line Advance shall be made on notice to the Sub-Agent, given not later than 9:30 A.M. (London time) on the Business Day on which the proposed Swing Line Advance is to be made. Such notice requirement shall be satisfied by the delivery of a Notice of Borrowing for such Swing Line Advance by e-mail and such notice shall specify therein (A) the requested date of such Swing Line Advance (which shall be a Business Day), (B) the requested aggregate amount of Swing Line Advances being requested by such Borrower and (C) the requested account to which the proceeds of the requested Swing Line Advance are to be transferred. The Sub-Agent will promptly advise the Swing Line Lenders of any such notice received from a Borrower. Each Swing Line Lender shall make its ratable portion of the requested Swing Line Advance (such ratable portion to be calculated based upon such Swing Line Lender’s Swing Line Commitment to the total Swing Line Commitments of all of the Swing Line Lenders) available for the account of its Applicable Lending Office to the Sub-Agent at the account designated by the Sub-Agent, in same day funds, before 1:00 P.M. (London time) on the date a Borrower has requested such Swing Line Advance. After the Sub-Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Sub-Agent will make such funds available to such Borrower by transferring the amount thereof to the account designated by such Borrower for such purpose on the date specified in such Notice of Borrowing.

(c)      The failure of any Swing Line Lender to make the Swing Line Advance to be made by it as part of any Swing Line Borrowing shall not relieve any other Swing Line Lender of its obligation, if any, hereunder to make its Swing Line Advance on the date of such Swing Line Borrowing, but no Swing Line Lender shall be responsible for the failure of any other Swing Line Lender to make the Swing Line Advance to be made by such other Lender on the date of any Swing Line Borrowing.

(d)      Upon written demand by a Swing Line Lender, with a copy of such demand to the Agent, each other Lender will purchase from such Swing Line Lender, and such Swing Line Lender shall sell and assign to each such other Lender, such other Lender’s ratable portion of such outstanding Swing Line Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of such Swing Line Lender, by deposit to the Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. Each Borrower hereby agrees to each such sale and assignment. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Agent, to purchase its ratable portion of an outstanding Swing Line Advance on the third Business Day after the date demand therefor. Each Lender acknowledges and agrees that its obligation to acquire by assignment Swing Line Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Upon any such assignment by any Swing Line Lender to any other Lender of a portion of a Swing Line Advance, such Swing Line Lender represents and warrants to such other Lender that such Swing Line Lender is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, this Agreement, the Notes or the Borrowers. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such Lender is required to have made such amount available to the Agent until the date such amount is paid to the Agent, at the higher of the EURIBO Rate and the cost of funds incurred by the Agent in respect of such amount, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing. If such Lender shall pay to the Agent such amount for the account of such Swing Line Lender on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by such Swing Line Lender shall be reduced by such amount on such Business Day.

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(e)      At any time after any Lender has funded a risk participation in a Swing Line Advance, if any Swing Line Lender receives any payment on account of such Swing Line Advance, such Swing Line Lender will promptly distribute to such Lender its ratable share thereof in the same funds as those received by such Swing Line Lender.

(f)       Unless the Sub-Agent shall have received notice from a Swing Line Lender prior to the time of any Swing Line Borrowing that such Swing Line Lender will not make available to the Sub-Agent such Swing Line Lender’s ratable share of such Swing Line Borrowing, the Sub-Agent may assume that such Swing Line Lender has made such portion available to the Sub-Agent on the date of such Swing Line Borrowing in accordance with subsection (a) of this Section 2.20 and the Sub-Agent may, in reliance upon such assumption, make available to the Borrower requesting such Swing Line Borrowing on such date, a corresponding amount. If and to the extent that such Swing Line Lender shall not have so made such ratable portion available to the Sub-Agent, such Swing Line Lender and such Borrower severally agree to repay to the Sub-Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Sub-Agent at (i) in the case of such Borrower, the interest rate applicable at the time to Swing Line Advances and (ii) in the case of such Swing Line Lender, the EURIBO Rate. If such Swing Line Lender shall repay to the Sub-Agent such corresponding amount, such amount so repaid shall constitute such Swing Line Lender’s Swing Line Advance as part of such Swing Line Borrowing for purposes of this Agreement.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING

Section 3.01    Conditions Precedent to Effectiveness.

This Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a)      As of the Effective Date, there shall have occurred no Material Adverse Change since December 29, 2018 that has not been publicly disclosed.

(b)      As of the Effective Date, there shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect that has not been publicly disclosed prior to the date hereof or (ii) could reasonably be likely to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

(c)      As of the Effective Date, all governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby, if any, shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect.

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(d)     As of the Effective Date, the Company shall have paid all reasonable accrued fees and expenses of the Agent, the Syndication Agents, the Lead Arrangers and the Lenders (including the reasonable accrued and invoiced fees and expenses of one counsel to the Agent).

(e)     On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

(i)       The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

(ii)      No event has occurred and is continuing that constitutes a Default.

(f)      The Agent shall have received on or before the Effective Date the following, each dated such date, in form and substance satisfactory to the Agent:

(i)       To the extent requested by a Lender at least three Business Days prior to the Effective Date, Revolving Credit Notes payable to the order of each Lender.

(ii)      Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes, including, without limitation, copies of the articles of incorporation and bylaws of the Company.

(iii)     A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

(iv)     Favorable opinions of one or more counsel to the Company, in form and substance reasonably satisfactory to the Agent and the Lenders.

(v)      An executed copy of this Agreement from each party hereto.

(vi)     If reasonably requested by any Lender at least ten days prior to the Effective Date, such documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Effective Date.

(vii)    At least five days prior to the Effective Date, for each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower.

(g)     The Agent shall have received evidence of (i) the termination of the commitments to make extensions of credit to the Company and the Borrowing Subsidiaries by the lenders party to each of the Existing Credit Agreements and (ii) payment in full of all amounts owing under each of the Existing Credit Agreements. Each of the Lenders that is a party to any of the Existing Credit Agreements hereby waives the requirement of prior notice of termination of the commitments under each Existing Credit Agreement.

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Section 3.02    Conditions Precedent to Each Borrowing.

The obligation of each Lender to make any Advance on the occasion of each Borrowing (other than a Swing Line Advance in which a participation is funded by a Lender pursuant to Section 2.20(c)) shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing:

(a)     the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by any Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Company and such Borrower that on the date of such Borrowing such statements are true):

(i)       The representations and warranties contained in Section 4.01 (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (ii) thereof)) are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

(ii)       No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

(b)     the Agent shall have received the Notice of Borrowing and, in the case of the first Borrowing by a Borrowing Subsidiary, the Agent shall have received such Revolving Credit Notes as have been requested pursuant to Section 2.13(e), corporate documents, resolutions and legal opinions relating to such Borrowing Subsidiary as the Agent may reasonably require.

Section 3.03    Determinations Under Section 3.01.

For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received written notice from such Lender prior to the proposed Effective Date, as notified by the Company to the Lenders, specifying its objection thereto. The Agent shall promptly notify the Lenders and the Company of the occurrence of the Effective Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01    Representations and Warranties of the Company.

The Company represents and warrants as follows:

(a)     The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina.

(b)     The execution, delivery and performance by the Company of this Agreement and the Notes, if any, and the consummation of the transactions contemplated hereby, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company’s articles of incorporation or by-laws or (ii) in any material respect, any law or any material contractual restriction binding on or affecting the Company.

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(c)      No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required, other than those that have been obtained prior to the date hereof and remain in effect, for the due execution, delivery and performance by the Company of this Agreement or the Notes.

(d)      This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Company. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms.

(e)      The Consolidated balance sheet of the Company and its Subsidiaries as at December 29, 2018, and the related Consolidated statements of income and cash flows and common shareholders’ equity of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent registered public accounting firm, present fairly, in all material respects, the Consolidated financial condition of the Company and its Subsidiaries as at such date and the Consolidated results of the operations of the Company and its Subsidiaries for the year ended on such date, all in accordance with United States generally accepted accounting principles consistently applied. Since December 29, 2018, there has been no Material Adverse Change that has not been publicly disclosed prior to the date hereof.

(f)       There is no pending or, to the Company’s knowledge, threatened, action, suit, investigation, litigation or proceeding affecting the Company before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect that has not been publicly disclosed prior to the date hereof or (ii) would reasonably be likely to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

(g)      The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of the margin rules.

(h)      Neither the Company nor any of its Borrowing Subsidiaries is or is required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(i)       No Borrower is included on the SDN List or is located or organized in a Sanctioned Country.

(j)       As of the Effective Date, the information included in the Beneficial Ownership Certification in relation to the Company is true and correct in all respects.

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ARTICLE V

COVENANTS OF THE COMPANY

Section 5.01    Affirmative Covenants.

So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

(a)      Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, Environmental Laws and Anti-Corruption Laws, except where failure so to comply would not, and would not be reasonably likely to, have a Material Adverse Effect, and maintain in effect and enforce policies and procedures reasonably designed to ensure compliance with such laws, rules regulations and orders in all material respects.

(b)      Payment of Taxes, Etc. Except where failure to do so would not, and would not be reasonably likely to, have a Material Adverse Effect, pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property. Notwithstanding the preceding sentence, neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors and such contested payment would be reasonably likely to have a Material Adverse Effect.

(c)      Preservation of Corporate Existence, Etc. (i) Preserve and maintain its corporate existence; provided, however, that the Company may consummate any merger or consolidation permitted under Section 5.02(b); and (ii) preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its rights (charter and statutory) and franchises; provided, however, that neither the Company nor any of its Material Subsidiaries shall be required to preserve any right or franchise if the Board of Directors (or other relevant governing body) of the Company or such Material Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Material Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Company, such Material Subsidiary or the Lenders.

(d)      Reporting Requirements. Furnish to the Agent:

(i)       as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with GAAP, it being agreed that delivery of the Company’s Quarterly Report on Form 10-Q will satisfy this requirement;

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(ii)      as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Consolidated Subsidiaries, containing the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by KPMG LLP or other independent public accountants, it being agreed that delivery of the Company’s Annual Report on Form 10-K will satisfy this requirement;

(iii)     as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;

(iv)     promptly after the sending or filing thereof, copies of all annual reports and proxy solicitations that the Company sends to any of its security holders, and copies of all reports on Form 8-K that the Company or any Subsidiary files with the Securities and Exchange Commission; and

(v)      promptly following any request therefor, information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

Reports and financial statements required to be delivered by the Company pursuant to this subsection (d) shall be deemed to have been delivered on the date on which the Company posts such reports, or reports containing such financial statements, on its website on the Internet at www.pepsico.com, at www.sec.gov or at such other website identified by the Company in a notice to the Agent and that is accessible by the Lenders without charge.

Section 5.02    Negative Covenants.

So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not:

(a)      Secured Debt. Create or suffer to exist, or permit any of its Restricted Subsidiaries to create or suffer to exist, any Debt secured by a Lien on (i) any Principal Property, (ii) any shares of stock of a Restricted Subsidiary or (iii) any Debt of any Restricted Subsidiary unless the Company or such Restricted Subsidiary secures or causes such Restricted Subsidiary to secure the Advances and all other amounts payable under this Agreement and the Notes equally and ratably with such secured Debt, so long as such secured Debt shall be so secured, unless after giving effect thereto the aggregate amount of all such Debt so secured does not exceed 15% of Consolidated Net Tangible Assets at such time, provided that the foregoing restriction does not apply to Debt secured by:

(i)       Liens existing prior to the date hereof;

(ii)      Liens on property of, or on shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(iii)     Liens in favor of the Company or any Restricted Subsidiary;

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(iv)     Liens in favor of any governmental bodies to secure progress or advance payments;

(v)      Liens on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any Debt incurred prior to, at the time of, or within 120 days after the later of the acquisition, the completion of construction, or the commencement of full operation of such property or within 120 days after the acquisition of such shares or Debt for the purpose of financing all or any part of the purchase price thereof or construction thereon; and

(vi)     any extension, renewal or refunding referred to in the foregoing clauses (i) to (v), inclusive.

Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall be required to secure the Advances or any other amount payable under this Agreement with more than 65% of the capital stock (as measured by vote or value) of, or any of the assets of, any “controlled foreign corporation,” within the meaning of Section 957(a) of the Internal Revenue Code unless other Debt of the Company or any Restricted Subsidiary is so secured.

(b)      Mergers, Etc. Consolidate or merge with or into any other corporation, or convey or transfer all or substantially all of its properties and assets to, any Person unless:

(i)       either (A) the Company shall be the continuing corporation or (B) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer all or substantially all of the properties and assets of the Company shall be a corporation that (1) has obtained a rating on its long-term indebtedness of A- or higher from S&P Global Ratings (or any successor thereto) and A3 or higher from Moody’s Investors Service, Inc. (or any successor thereto), (2) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and (3) shall expressly assume the Company’s obligations under this Agreement pursuant to documentation in form and substance reasonably satisfactory to the Agent; and

(ii)      immediately prior to and after giving effect to such transaction, no Default shall have occurred and be continuing.

The requirement of Section 5.02(b)(i)(A) will not apply to any merger or consolidation of the Company with or into an Affiliate solely for the purpose of reincorporating the Company in a jurisdiction referred to in Section 5.02(b)(i)(B)(2). In any case in which the Company is merged or consolidated in accordance with this Section 5.02(b), the Company shall provide to each Lender such information as such Lender may reasonably request to satisfy “know your customer” and similar requirements.

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ARTICLE VI

EVENTS OF DEFAULT

Section 6.01    Events of Default.

If any of the following events (“Events of Default”) shall occur and be continuing:

(a)      Any Borrower shall fail to pay any principal of, or interest on, any Advance or to make any other payment under this Agreement or any Note, in each case within five Business Days after the same becomes due and payable; or

(b)      Any representation or warranty made by the Company herein or by any Borrower in connection with this Agreement (including without limitation by any Borrowing Subsidiary pursuant to any Designation Letter) shall prove to have been incorrect in any material respect when made; or

(c)      (i) The Company shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(d) or 5.02, or (ii) the Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or

(d)      The Company or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $500,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Material Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e)      The Company or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

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(f)       Any judgment or order for the payment of money in excess of $500,000,000 shall be rendered against the Company or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company (or any successor thereto), has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

(g)      Any event, action or condition with respect to an employee benefit plan of the Company subject to Title IV of ERISA results in any penalty or action pursuant to ERISA that has a Material Adverse Effect;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

ARTICLE VII

THE AGENT

Section 7.01    Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly provided herein, the provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrowers shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Company pursuant to the terms of this Agreement.

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Section 7.02    Rights as a Lender.

The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

Section 7.03    Exculpatory Provisions.

(a)       The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(i)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law; and

(iii)         shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b)       The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 6.01), or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the Company or a Lender.

(c)       The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

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Section 7.04    Reliance by Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 7.05    Indemnification.

The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Company), ratably according to the respective outstanding principal amounts of the Revolving Credit Advances then made by each of them (or if no Revolving Credit Advances are at the time outstanding, ratably according to the respective amounts of their Revolving Credit Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence, willful misconduct or material breach of this Agreement in bad faith. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company.

Section 7.06    Delegation of Duties.

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent and approved by the Company. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. The Sub-Agent has been designated under this Agreement to carry out only those duties as are specified herein. The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Borrowers and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as such rights and benefits relate to the performance of its obligations hereunder.

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Section 7.07    Resignation of Agent.

(a)      The Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor approved by the Company, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)      If the Person serving as Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Agent and appoint a successor approved by the Company. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)      With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article (and, as to the Agent, Section 8.04) shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

(d)      Any resignation pursuant to this Section by a Person acting as Agent shall, unless such Person shall notify the Borrowers and the Lenders otherwise, also act to relieve such Person and its Affiliates of any obligation to advance Swing Line Advances where such advance is to occur on or after the effective date of such resignation. Upon the acceptance of a successor’s appointment as Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender, (ii) the retiring Swing Line Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, (iii) the successor Swing Line Lender shall enter into an Assignment and Assumption and acquire from the retiring Swing Line Lender each outstanding Swing Line Advance of such retiring Swing Line Lender for a purchase price equal to par plus accrued interest.

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Section 7.08    Non-Reliance on Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 7.09    Syndication Agent and Lead Arrangers.

Without prejudice to the obligations of the Agent and the Sub-Agent hereunder, the Syndication Agent and Lead Arrangers, in their capacities as such, have no duties, obligations or responsibilities under this Agreement.

Section 7.10    Certain ERISA Matters.

(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i)       such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments or this Agreement,

(ii)      the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

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(b)       In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that none of the Agent or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

As used in this Section:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

ARTICLE VIII

MISCELLANEOUS

Section 8.01    Amendments, Etc.

No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders affected thereby, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase or extend the Commitment(s) of a Lender or subject a Lender to any additional obligations, (c) reduce the principal of, or rate of interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) release the guarantee as set forth in Section 9.01, (g) modify Section 2.15 or any other provision of this Agreement that relates to the pro rata treatment of the Lenders hereunder or (h) amend this Section 8.01; provided, further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note and (y) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above to take such action, affect the rights or duties of such Swing Line Lenders under this Agreement or any Note; and provided further that the Agreement may be amended to adjust the borrowing mechanics related to Swing Line Advances with only the written consent of the Company, the Agent, the Sub-Agent, and the Swing Line Lenders if the obligations of the other Lenders are not adversely affected thereby.

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If the Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement if the same is not objected to in writing by the Required Lenders to the Agent within five Business Days following receipt of notice thereof.

Section 8.02    Notices, Etc.

(a)      All notices and other communications provided for hereunder shall be either (x) in writing (including e-mail or telecopier communication) and mailed, e-mailed, telecopied or delivered or (y) as and to the extent set forth in Section 8.02(b) and in the proviso to this Section 8.02(a), if to any Borrower, to the Company at its address at 700 Anderson Hill Road, Purchase, New York 10577, Attention: Assistant Treasurer, E-Mail: PEPTreasuryCapitalMarkets@pepsico.com, with a copy to General Counsel, Telecopier No. (914) 249-8722; if to any Initial Lender, at its Domestic Lending Office set forth in its Administrative Questionnaire; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender; if to the Agent, at the Agent’s Address; and if to the Sub-Agent, at the Sub-Agent’s Address; or, as to the Company, the Agent or the Sub-Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent, provided that materials required to be delivered pursuant to Section 5.01(d) shall be delivered to the Agent as specified in the last sentence of Section 5.01(d). All such notices and communications mailed or sent by hand or overnight courier service shall be deemed to have been given when received; notices and communications sent by e-mail or telecopier shall be deemed to have been given when sent (except that, if not received during normal business hours for the recipient, shall be deemed to have been received at the opening of business on the next business day for the recipient). The Company and the Agent may agree to accept notice and other communications by electronic means pursuant to procedures approved by both parties.

(b)      The Company agrees that the Agent may make any written information, documents, instruments and other written materials that have been provided to the Agent pursuant to the terms hereof (collectively, the “Communications”) available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the “Platform”). The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

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(c)      Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) received by it during its normal business hours specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by e-mail or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

Section 8.03    No Waiver; Remedies.

No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.04    Costs and Expenses.

(a)      The Company agrees to pay on demand all reasonable costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

(b)      The Company agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or material breach of this Agreement in bad faith. No Indemnified Party shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement. No party hereto shall have any liability to any other party hereto for any indirect, punitive or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith; provided that the foregoing shall not affect any such damages incurred or paid by an Indemnified Party to a third party.

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(c)      If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or if any Eurocurrency Rate Advance is assigned on any day other than the last day of an Interest Period therefor as a result of a request by Company pursuant to Section 2.05 or 8.07, the Company shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(d)      Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of the Company contained in Sections 2.11, 2.14 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes and the termination of this Agreement.

Section 8.05    Right of Set-off.

Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured, provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Company after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

Section 8.06    Binding Effect.

This Agreement shall become effective on the Effective Date and thereafter shall be binding upon and inure to the benefit of the Company, each Borrowing Subsidiary (if any), the Agent and each Lender and their respective successors and assigns, except that other than in accordance with Section 5.02(b), the Company shall not assign its rights and obligations hereunder or any interest herein without the prior written consent of all of the Lenders.

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Section 8.07    Assignments and Participations.

(a)      Each Lender may, upon ten days’ notice to the Agent (and in the case of an assignment of any Swing Line Commitment, the Sub-Agent) and with the prior consent of each Swing Line Lender (in the case of any assignment of any Revolving Credit Commitment) and the Company (which consents shall not be unreasonably withheld or delayed) and, if demanded by the Company pursuant to Section 2.05 (b) or 2.06(b), upon at least 20 Business Days’ notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it or, in the case of a Swing Line Lender, all or a portion of its Swing Line Commitment and the Swing Line Advances owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an affiliate of a Lender, or an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of the Revolving Credit Commitment or Swing Line Commitment (as applicable) of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $10,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Company pursuant to this Section 8.07(a) shall be arranged by the Company after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Company or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined in clause (d) below), an Assignment and Assumption, together with any Revolving Credit Note requested pursuant to Section 2.13(e) subject to such assignment and a processing and recordation fee of $3,500, and (vii) the Eligible Assignee shall complete, execute and deliver to the Borrowers and Agent the appropriate tax form pursuant to Section 2.14. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption and upon compliance with clause (vii) of the previous sentence, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided that an assigning Lender’s rights to indemnification and reimbursement pursuant to Section 8.04 and its rights and obligations under Sections 2.11 and 2.14 shall survive assignment hereunder.

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Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose vehicle (an “SPV”) of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Agent and the Company, the option to provide to the Borrowers all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Advance, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof and (iii) the Borrowers may bring any proceeding against either the Granting Lender or the SPV in order to enforce any rights of the Borrowers hereunder. The making of an Advance by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, the Company or the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to its Granting Lender or to any financial institutions (consented to by the Company and the Agent) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Advances and such SPV may disclose, on a confidential basis, confidential information with respect to the Company and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be amended without the consent of any SPV at the time holding Advances under this Agreement.

(b)      By executing and delivering an Assignment and Assumption, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

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(c)      Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. The relevant Borrower, at its own expense, shall if so requested pursuant to Section 2.13(e) execute and deliver to the Agent in exchange for the surrendered Revolving Credit Note a new Revolving Credit Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Assumption and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit A hereto.

(d)      The Agent acting solely for this purpose as a nonfiduciary agent of the relevant Borrower shall maintain at its address referred to in Section 8.02 if such address is within the United States and, if not, at one of its offices located within the United States a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders, the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender, as to its Commitment, at any reasonable time and from time to time upon reasonable prior notice.

(e)      Each Lender may, with the prior consent of the Company (which consent shall not be unreasonably withheld or delayed), upon notice to the Agent, sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it (including such Lender’s participations in Swing Line Advances) and the Note or Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation or release the Company from its obligations hereunder, including, without limitation, its obligations under Article IX. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the relevant Borrower, maintain a register at one of its offices located within the United States on which it enters the name and address of each participant and the Commitment of, and principal amount of the Advances owing to, each participant from time to time (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive and binding, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement.

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(f)       Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to any Borrower furnished to such Lender by or on behalf of any Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrowers received by it from such Lender.

(g)      Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it), in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any other central bank having jurisdiction over such Lender.

Section 8.08    Confidentiality.

Neither the Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Company, other than (a) to the Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrowers received by it from such Lender, (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or any regulatory authority (including any self-regulatory authority), (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder and (f) disclosures of information pertaining to this Agreement of the sort routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that such disclosure is limited to information identifying the Company, the type, amount and maturity of the credit facility established hereby and the roles and titles of the Lead Arrangers, Agent and Syndication Agent named on the cover hereof (and excluding any confidential information relating to the business of the Company).

In addition, the Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to make available to the public only such information as such person normally makes available in the course of its business of assigning identification numbers.

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The Agent agrees to provide to the Company each interest rate that is furnished by any Reference Bank to the Agent pursuant to Section 2.08 (each, a “Reference Bank Rate”). At the time such information is provided, the Agent may advise the Company in writing that such information is to be treated by the Company as confidential information pursuant to this Section 8.08, in which event the Company shall exercise the same degree of care to maintain the confidentiality of such Reference Bank Rate(s) as the Company accords its own confidential information. Notwithstanding the foregoing, (i) the Company may disclose any actual interest rate payable under this Agreement, and (ii) the Company may disclose any Reference Bank Rate (a) to its Affiliates and to its and its Affiliates’ officers, directors, employees, agents and advisors and to actual or prospective assignees, and then only on a confidential basis, (b) as consented to by the applicable Reference Bank, (c) as required by any law, rule or regulation or judicial process, (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (e) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any such information, (f) as requested or required by any state, federal or foreign authority or examiner regulating the Company or any of its Subsidiaries or any regulatory authority (including any self-regulatory authority) or (g) to the extent such Reference Bank Rate becomes publicly available other than as a result of a breach of this paragraph.

Section 8.09    Governing Law.

This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 8.10    Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail or telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.11    Jurisdiction, Etc.

(a)      Each of the parties hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding to enforce a judgment relating to this Agreement or any other Loan Document against any other party hereto or its properties in the courts of any jurisdiction.

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(b)      Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)      Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law

Section 8.12    WAIVER OF JURY TRIAL.

EACH BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

Section 8.13    USA PATRIOT Act Notice.

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Agent, as applicable, to identify the Company in accordance with the Act.

Section 8.14    No Fiduciary Duties.

The Company acknowledges that the Agent, the Lenders and their respective Affiliates may have economic interest that conflict with those of the Company and its Subsidiaries. The Company agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company and its Affiliates, on the one hand, and the Agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Lenders or their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.

Section 8.15    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in this Agreement, any Note or in any other agreement, arrangement or understanding among any such parties with respect to the subject matter hereof, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

58

(b)         the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

In the event a Lender has been notified by an EEA Resolution Authority that it has or may be subject to a Bail-In Action, it shall immediately notify the Agent who shall in turn promptly notify the Company.

As used in this Agreement, the following terms shall have the following meanings:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

59

Section 8.16    Judgment.

(a)      If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent permitted under applicable law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(b)      If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Euros into Dollars, the parties agree to the fullest extent permitted under applicable law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Euros with Dollars at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(c)      The obligation of each Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency (the “Judgment Currency”), be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in the Judgment Currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with the Judgment Currency; if the amount of the applicable Primary Currency so purchased is less than such sum originally due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit such excess to such Borrower.

ARTICLE IX

GUARANTEE

Section 9.01    Guarantee.

The Company hereby unconditionally and irrevocably guarantees to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of and interest on the Advances to and the Notes of (to the extent of the principal of and interest on Advances made to) each Borrowing Subsidiary and all other amounts whatsoever from time to time now or hereafter owing to the Lenders or the Agent or any of them by any Borrowing Subsidiary under this Agreement pursuant to such Borrowing Subsidiary’s Designation Letter, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Company hereby further agrees that if any Borrowing Subsidiary shall fail to pay in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

60

Section 9.02    Obligations Unconditional.

(a)      The obligations of the Company under this Article IX, and the obligations (if any) of the Company assumed pursuant to Section 2.17(b), are unconditional irrespective of (i) the value, genuineness, legality, validity, regularity or enforceability of any of the Guaranteed Obligations, (ii) any modification, amendment or variation in or addition to the terms of any of the Guaranteed Obligations or any covenants in respect thereof or any security therefor, (iii) any extension of time for performance or waiver of performance of any covenant of any Borrowing Subsidiary or any failure or omission to enforce any right with regard to any of the Guaranteed Obligations, (iv) any exchange, surrender, release of any other guaranty of or security for any of the Guaranteed Obligations, or (v) any other circumstance whatsoever which may or might constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent hereof that the obligations of the Company under this Article IX shall be absolute and unconditional under any and all circumstances.

(b)      The Company hereby expressly waives diligence, presentment, demand, protest and all notices whatsoever with regard to any of the Guaranteed Obligations and said obligations assumed under Section 2.17(b) and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Borrowing Subsidiary or any other Person hereunder or under the Designation Letter of such Borrowing Subsidiary or under any Note of such Borrowing Subsidiary or any other guarantor of or any security for any of the Guaranteed Obligations. The obligations of the Company under this Article IX constitute a guarantee of payment and not of collection.

Section 9.03    Reinstatement.

The guarantee in this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrowing Subsidiary in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder(s) of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 9.04    Subrogation.

Until the termination of the Commitments and the payment in full of the principal of and interest on the Advances and all other amounts payable to the Agent or any Lender hereunder, the Company hereby irrevocably waives all rights of subrogation or contribution, whether arising by operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise, by reason of any payment by it pursuant to the provisions of this Article IX.

Section 9.05    Remedies.

The Company agrees that, as between the Company on the one hand and the Lenders and the Agent on the other hand, the obligations of any Borrowing Subsidiary guaranteed under this Agreement may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Article VI, for purposes of Section 9.01 hereof notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Borrowing Subsidiary or otherwise) preventing such declaration as against such Borrowing Subsidiary and that, in the event of such declaration or automatic acceleration such obligations (whether or not due and payable by such Borrowing Subsidiary) shall forthwith become due and payable by the Company for purposes of said Section 9.01.

Section 9.06    Continuing Guarantee.

The guarantee in this Article IX is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

[Remainder of Page Intentionally Left Blank]

61

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

PEPSICO, INC.

By:	/s/ Kenneth Smith
Name:	Kenneth Smith
Title:	Senior Vice President, Finance and Treasurer

By:	/s/ Ada Cheng
Name:	Ada Cheng
Title:	Senior Vice President and Assistant Treasurer

PepsiCo 5-Year Credit Agreement Signature Page

CITIBANK, N.A.
as Agent

By:	/s/ Carolyn Kee
Name:	Carolyn Kee
Title:	Vice President

CITIBANK EUROPE PLC, UK BRANCH,
as Sub-Agent

By:	/s/ Gary Brine
Name:	Gary Brine
Title:	Vice President

Lenders

CITIBANK, N.A.

By:	/s/ Carolyn Kee
Name:	Carolyn Kee
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ J. Casey Cosgrove
Name:	J. Casey Cosgrove
Title:	Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Tony Yung
Name:	Tony Yung
Title:	Executive Director

PepsiCo 5-Year Credit Agreement Signature Page

BNP PARIBAS

By:	/s/ Andrew W. Strait
Name:	Andrew W. Strait
Title:	Managing Director

By:	/s/ Melissa Dyki
Name:	Melissa Dyki
Title:	Director

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Douglas Darman
Name:	Douglas Darman
Title:	Director

GOLDMAN SACHS BANK USA

By:	/s/ Ryan Durkin
Name:	Ryan Durkin
Title:	Authorized Signatory

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ James Smith
Name:	James Smith
Title:	Vice President

MIZUHO BANK, LTD.

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Authorized Signatory

PepsiCo 5-Year Credit Agreement Signature Page

MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
NEW YORK BRANCH

By:	/s/ Cara Young
Name:	Cara Young
Title:	Director

By:	/s/ Miriam Trautmann
Name:	Miriam Truatmann
Title:	Senior Vice President

BARCLAYS BANK PLC

By:	/s/ Ritam Bhalla
Name:	Ritam Bhalla
Title:	Director

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:	/s/ Peter Kuo
Name:	Peter Kuo
Title:	Authorized Signatory

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Cynthia Dioquino
Name:	Cynthia Dioquino
Title:	Associate Director

PepsiCo 5-Year Credit Agreement Signature Page

BANK OF CHINA, NEW YORK BRANCH

By:	/s/ Raymond Qiao
Name:	Raymond Qiao
Title:	Executive Vice President

ING BANK N.V., DUBLIN BRANCH

By:	/s/ Sean Hassett
Name:	Sean Hassett
Title:	Director

By:	/s/ Pádraig Matthews
Name:	Pádraig Matthews
Title:	Director

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Richards
Name:	Michael Richards
Title:	SVP & Managing Director

ROYAL BANK OF CANADA

By:	/s/ Greg Lagerquist
Name:	Greg Lagerquist
Title:	Vice President – National Client Group Finance

SOCIETE GENERALE

By:	/s/ Shelley Yu
Name:	Shelley Yu
Title:	Director

THE NORTHERN TRUST COMPANY

By:	/s/ Coleen Letke
Name:	Coleen Letke
Title:	Senior Vice President

PepsiCo 5-Year Credit Agreement Signature Page

UBS AG, STAMFORD BRANCH

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title:	Director

By:	/s/ Robert Khan
Name:	Robert Khan
Title:	Associate Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael P. Dickman
Name:	Michael P. Dickman
Title:	Senior Vice President

PepsiCo 5-Year Credit Agreement Signature Page

Schedule I

Agent’s Address

Citibank Delaware

1615 Brett Road

OPS III

New Castle, DE 19720

Attn: Agency Operations

Phone: (302) 894-6010

Fax: (646) 274-5080

Borrower inquiries only: AgencyABTFSupport@citi.com

Borrower notifications: GlAgentOfficeOps@Citi.com

Disclosure Team Mail (Financial Reporting):  GlAgentOfficeOps@Citi.com

Investor Relations Team (investor inquiries only):  global.loans.support@citi.com

Exhibit A to

Credit Agreement

FORM OF REVOLVING CREDIT NOTE

U.S.$__________

Dated: __________, 20__

FOR VALUE RECEIVED, the undersigned, PEPSICO, INC., a North Carolina corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of _____________________ (the “Lender”) for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Five-Year Credit Agreement dated as of June 3, 2019 among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest in respect of each Advance (i) denominated in Dollars are payable in lawful money of the United States of America and (ii) denominated in Euros are payable in such currency, in each case to Citibank, N.A., as Agent, at the Agent’s Account, in same day funds for the account of the Lender. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note. Each such endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed.

This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Equivalent in Dollars for Advances denominated in Euros and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note shall be governed by, and construed in accordance with the laws of the State of New York.

PEPSICO, INC.

By:
Name:
Title:

By:
Name:
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount and Currency of Advance	Amount of Principal Paid Or Prepaid	Unpaid Principal Balance	Notation Made By

Exhibit B to

Credit Agreement

FORM OF NOTICE OF BORROWING

[Citibank, N.A., as Agent

for the Lenders party

to the Credit Agreement

referred to below

_________________________

_________________________

Attention: _______________]

[Citibank Europe plc, UK Branch, as Sub-Agent

for the Swing Line Lenders party

to the Credit Agreement

referred to below

_________________________

_________________________

Attention: _______________]

[Date]

Ladies and Gentlemen:

The undersigned, PepsiCo, Inc. (the “Company”), refers to the Five-Year Credit Agreement, dated as of June 3, 2019 (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to [Section 2.02][Section 2.20] of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by [Section 2.02(a)][Section 2.20(b)] of the Credit Agreement:

(i)       The Business Day of the Proposed Borrowing is ______, ____.

(ii)      The Type of Advances constituting the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances] [Swing Line Advances].

(iii)     The aggregate amount of the Proposed Borrowing is [$][€]________.

(iv)     The identity of the Borrower for the Proposed Borrowing is ______________, a ______________ corporation.

[(v)     The currency for each Eurocurrency Rate Advance made as part of the Proposed Borrowing is [Dollars] [Euros].]

[(vi)    The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Borrowing is ____ month[s].]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(a)       the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (ii) thereof)) are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

(b)       no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

(c)       the aggregate amount of the Proposed Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the Unused Revolving Credit Commitments of the Lenders.

Very truly yours,

PEPSICO, INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit C to

Credit Agreement

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including participations in swing line loans included in such facility), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.        Assignor:        ______________________________

2.        Assignee:        ______________________________ [and is an Affiliate of [identify Lender]

3.        Company:        PepsiCo, Inc.

4.        Agent:              Citibank, N.A., as the administrative agent under the Credit Agreement.

5. Credit Agreement:	Five-Year Credit Agreement, dated as of June 3, 2019, among PepsiCo, Inc. (the “Company”), the Lenders party thereto and Citibank, N.A., as Agent.

6.        Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/ Advances for all Lenders*	Amount of Commitment/ Advances Assigned*	Percentage Assigned of Commitment/ Advances[1]
Revolving Credit	$________________	$________________	______________%

[7.       Trade Date:      __________________]2

Effective Date: __________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

*Amount to be adjusted to take into account any payments or prepayments made between the Trade Date and the Effective Date.

1 Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.

2 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Consented to and Accepted:

CITIBANK, N.A., as
Administrative Agent

By:
Title:

Consented to:

PEPSICO, INC.

By:
Title:

3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.        Representations and Warranties.

1.1.       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered or deemed delivered pursuant to Section 5.01(d) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “Foreign Lender”), attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.          Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the

Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.          General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

2

Exhibit D to

Credit Agreement

FORM OF DESIGNATION LETTER

__________, 20__

To Citibank, N.A.,

as Agent

Attention:

Ladies and Gentlemen:

We make reference to the Five-Year Credit Agreement (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) dated as of June 3, 2019 among PepsiCo, Inc., (the “Company”), Citibank, N.A., as Agent (the “Agent”), and the banks party thereto (the “Lenders”).

The Company hereby designates [_______________] (the “Borrowing Subsidiary”), a Subsidiary of the Company and a corporation duly incorporated under the laws of [_______________], as a Borrower in accordance with Section 2.17 of the Credit Agreement until such designation is terminated in accordance with said Section 2.17.

The Borrowing Subsidiary hereby accepts the above designation and hereby expressly and unconditionally accepts the obligations of a Borrower under the Credit Agreement, adheres to the Credit Agreement and agrees and confirms that, upon your execution and return to the Company of the enclosed copy of this letter, such Borrowing Subsidiary shall be a Borrower for purposes of the Credit Agreement and agrees to be bound by and perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement as a Borrower. The Borrowing Subsidiary hereby authorizes and empowers the Company to act as its representative and attorney-in-fact for the purposes of signing documents and giving and receiving notices (including notices of Borrowing under the Credit Agreement) and other communications in connection with the Credit Agreement and the transactions contemplated thereby and for the purposes of modifying or amending any provision of the Credit Agreement and further agrees that the Agent and each Lender may conclusively rely on the foregoing authorization. The Borrowing Subsidiary hereby represents and warrants to the Agent and each Lender that, as of the date hereof, the information included in the Beneficial Ownership Certification in relation to the Borrowing Subsidiary is true and correct in all respects.

The Company hereby represents and warrants to the Agent and each Lender that, before and after giving effect to this Designation Letter, (i) the representations and warranties set forth in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (ii) thereof)) are true and correct on the Effective Date as if made on and as of the date hereof and (ii) no Default has occurred and is continuing. The Borrowing Subsidiary represents and warrants that each of the representations and warranties set forth in Section 4.01(a) (as if the reference therein to North Carolina were a reference to its jurisdiction of organization), (b), (c) and (d) of the Credit Agreement are true as if each reference therein to the Company were a reference to the Borrowing Subsidiary and as if each reference therein to the Loan Documents were a reference to this Designation Letter and the Note, if any, executed by the Borrowing Subsidiary in connection herewith.

The Borrowing Subsidiary is hereby aware that this Designation Letter, the Credit Agreement and the Notes, if any, shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrowing Subsidiary hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Designation Letter, the Credit Agreement or the transactions contemplated thereby. The Borrowing Subsidiary irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrowing Subsidiary further agrees that service of process in any such action or proceeding brought in New York may be made upon it by service upon the Borrower at the “Address for Notices” specified below its name on the signature page to this Designation Letter.

Without limiting the foregoing, the Borrowing Subsidiary joins in the submission, agreements, waivers and consents in Section 8.11 and 8.12 of the Credit Agreement.

PEPSICO, INC.

By
Name:
Title:

By
Name:
Title:

[NAME OF BORROWING SUBSIDIARY]

By
Name:
Title:

Address for Notices:

2

ACCEPTED

CITIBANK, N.A.,
as Agent

By
Title:

3

Exhibit E to

Credit Agreement

FORM OF TERMINATION LETTER

To Citibank, N.A.,

as Agent

Attention:

Ladies and Gentlemen:

We make reference to the Five-Year Credit Agreement (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) dated as of June 3, 2019 by and among PepsiCo, Inc. (the “Company”), Citibank, N.A., as Agent, and the banks party thereto.

The Company hereby terminates the status as a Borrowing Subsidiary of [______________], a corporation incorporated under the laws of [                                 ], in accordance with Section 2.17 of the Credit Agreement, effective as of the date of receipt of this notice by the Agent. The undersigned hereby represents and warrants that all principal of and interest on any Advance of the above-referenced Borrowing Subsidiary and all other amounts payable by such Borrowing Subsidiary pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Termination Letter shall not affect any obligation which by the terms of the Credit Agreement survives termination thereof.

PEPSICO, INC.

By:
Name:
Title: